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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 2, 1998 relating to the financial statements of Virtual Solutions, Inc. as of December 28, 1997 and for the year then ended, and to all references to our firm included in or made a part of this registration statement.



                                             ARTHUR ANDERSEN LLP


Dallas, Texas
December 7, 1999